Solar Capital Ltd. Announces Quarter Ended June 30, 2016 Financial Results; Net Asset Value Increase of 2.0%; Declares Quarterly Distribution of $0.40 per Share for Q3, 2016

NEW YORK, NY -- (Marketwired - August 02, 2016) - Solar Capital Ltd. (NASDAQ: SLRC) (the "Company" or "Solar Capital"), today reported net investment income of $19.5 million, or $0.46 per share, for the quarter ended June 30, 2016.

At June 30, 2016, net asset value (NAV) grew to $21.51 per share. The 2.0% increase in NAV from the prior quarter resulted from unrealized appreciation due to a combination of a positive mark-to-market technical impact on investment fair values and fundamental improvement of a few specific credits, as well as overearning the quarterly distribution. At the end of the second quarter, the investment portfolio, on a cost basis, remained over 99% performing. At June 30, the fair value of the Company's Comprehensive Investment Portfolio* was $1.72 billion, an 11% increase from the prior quarter.

Also on August 2, 2016, the Company's Board of Directors declared a third quarter distribution of $0.40 per share payable on October 4, 2016 to stockholders of record on September 22, 2016. The specific tax characteristics will be reported to stockholders on Form 1099 after the end of the calendar year.

HIGHLIGHTS:

At June 30, 2016:
Comprehensive Investment portfolio* fair value: $1.72 billion
Number of portfolio companies*: 100
Net assets: $908.8 million
Net asset value per share: $21.51

Portfolio Activity** for the Quarter Ended June 30, 2016:
Investments made during the quarter: $173.4 million
Investments prepaid and sold during the quarter: $37.2 million

Operating Results for the Quarter Ended June 30, 2016:
 Net investment income: $19.5 million
Net realized and unrealized gain: $15.6 million
Net increase in net assets from operations: $35.2 million
Net investment income per share: $0.46

* The Comprehensive Investment Portfolio, including number of portfolio companies, is comprised of Solar Capital Ltd.'s investment portfolio, Crystal Financial's full portfolio, and the senior secured loans held by the Senior Secured Unitranche Loan Program ("SSLP") attributable to the Company (and excludes the fair value of the equity interests in Crystal Financial and the SSLP).

** Includes investment activity through the SSLP attributable to the Company.

"We're pleased to report meaningful growth in our net investment income, net asset value, and Comprehensive Portfolio during Q2," said Michael Gross, Chairman and CEO of Solar Capital Ltd. "Our approximately $136 million of net originations consisted predominantly of senior secured floating rate loans in SSLP and our life science business, including the acquisition of the $74 million par value life science loan portfolio. Importantly, the credit performance of our borrowers continues to be solid, with over 99% performing on a cost basis. While a portion of our Q2 net investment income growth is attributable to one-time events, we believe we've constructed a portfolio that should provide us with a solid foundation for continued growth that should enable us to exceed our current quarterly distribution on a recurring basis."

Conference Call and Webcast

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Wednesday, August 3, 2016. All interested parties may participate in the conference call by dialing (877) 726-5936 approximately 5-10 minutes prior to the call, international callers should dial (530) 379-4671. Participants should reference Solar Capital Ltd. and the participant passcode of 30407967 when prompted. A telephone replay will be available until August 17, 2016 and can be accessed by dialing (855) 859-2056 and using the passcode 30407967. International callers should dial (404) 537-3406. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through Solar Capital's website, www.solarcapltd.com. To listen to the webcast, please go to the Company's website prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay of the webcast will be available soon after the call.

Portfolio and Investment Activity

Investment Activity

During the three months ended June 30, 2016, Solar Capital, including its ownership of SSLP, had gross originations of $173.4 million across 23 portfolio companies. Investments sold or prepaid during the quarter ended June 30, 2016 totaled approximately $37.2 million.

Portfolio Composition

At June 30, 2016, the weighted average yield on our income-producing investments, inclusive of our equity interests in Crystal Financial and SSLP, was 10.2%, measured at fair value, and 10.5%, measured at amortized cost. As of June 30, 2016, we continued to have only one issuer on non-accrual status, representing less than 0.6% of the cost of the investment portfolio.

Our Comprehensive Investment Portfolio composition at June 30, 2016 was as follows:

----------------------------------------------------------------------------
Comprehensive Portfolio Composition, measured
at fair value:                                  Amount ($mm)        %
----------------------------------------------------------------------------
Senior secured loans - excluding Life Science      $741.5         43.2%
----------------------------------------------------------------------------
Senior secured loans - Life Science                $227.5         13.2%
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Senior secured loans in SSLP, attributable to                      6.8%
Solar Capital                                      $117.1
----------------------------------------------------------------------------
Senior secured loans in Crystal Financial          $517.4         30.1%
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Total Senior Secured Loans                        $1,603.5        93.3%
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Unsecured Securities                               $75.3           4.4%
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Equity and equity-like securities, excluding
Crystal Financial and SSLP Membership              $39.2           2.3%
Interests
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Total Comprehensive Investment Portfolio          $1,718.0        100.0%
----------------------------------------------------------------------------
Floating Rate Investments as % of the Income-
producing Comprehensive Portfolio                 $1,553.6        91.8%
----------------------------------------------------------------------------

The Comprehensive Portfolio is diversified across 100 unique issuers across 37 distinct industries and with an average exposure of $17.2 million or 1% per issuer.

Crystal Financial

At June 30, 2016, Crystal Financial's $517.4 million funded portfolio consisted of senior secured loans to 30 issuers with an average exposure of $17.2 million. All of the commitments at Crystal Financial are floating-rate, senior-secured loans. For the quarter ended June 30, 2016, Crystal Financial invested approximately $64.2 million and had investments repaid or sold of approximately $49.0 million. For the quarter ended June 30, 2016, Crystal distributed $7.9 million to Solar Capital, resulting in an annualized distribution yield, at cost, of approximately 11.5%, consistent with the prior quarter.

Senior Secured Unitranche Loan Program

As of June 30, 2016, the Company and Voya had contributed combined equity capital in the amount of $118.7 million to SSLP.

As of June 30, 2016, SSLP's $133.8 million portfolio consisted of floating rate senior secured loans to 7 different borrowers. During the quarter, SSLP originated $41.5 million in 4 portfolio companies. Investments repaid during the same period totaled $0.3 million, consisting of contractual amortization. At June 30, 2016, the weighted average yield of SSLP's portfolio was 7.6%, measured at fair value, and 7.6%, measured at cost.

On June 30, 2016, a wholly owned subsidiary of SSLP entered into a $200 million senior secured revolving credit facility (the "SSLP Facility"). The SSLP Facility is scheduled to mature on June 30, 2021 and generally bears interest at a rate of LIBOR plus 2.50%. There were no borrowings outstanding as of June 30, 2016.

Life Science Lending Platform

The fair value of the life science first lien senior secured portfolio was $227.5 million at June 30, 2016, consisting of first lien loans to 26 different borrowers with an average investment of $8.7 million. At June 30, 2016, the weighted average yield of the life science loan portfolio, excluding the impact of any exit/success fees and future warrant gains, was 11.7% measured at fair value and 11.8% measured at cost. During the second quarter of 2016, the life science lending platform originated $96.6 million of investments and had $9.6 million of repayments.

During the second quarter, Solar Capital completed the purchase of Capital One's Healthcare Life Science Finance portfolio which Capital One had acquired from GE Capital in 2015. The approximately $74.4 million par value portfolio of senior secured first lien loans acquired by the Company was comprised of 14 issuers with an average outstanding loan balance of $5.3 million. Many of the loans were underwritten by members of our team while they were employed by GE Capital. We expect a mid-teens IRR on the acquired portfolio.

Results of Operations for the Quarter Ended June 30, 2016 compared to the Quarter Ended June 30, 2015.

Investment Income

For the fiscal quarters ended June 30, 2016 and 2015, gross investment income totaled $41.4 million and $28.0 million, respectively. The increase in gross investment income from 2015 to 2016 was primarily due to a larger income producing portfolio as well as prepayment fees.

Expenses

Net expenses totaled $21.8 million and $12.0 million, respectively, for the fiscal quarters ended June 30, 2016 and 2015. The increase in expenses from 2015 to 2016 was primarily due to higher management fees, performance-based incentive fees and interest expense on a larger income producing investment portfolio.

Net Investment Income

The Company's net investment income totaled $19.5 million and $16.0 million, or $0.46 and $0.38, per average share, respectively, for the fiscal quarters ended June 30, 2016 and 2015.

Net Realized and Unrealized Gain (Loss)

Net realized and unrealized gains (losses) for the fiscal quarters ended June 30, 2016 and 2015 totaled approximately $15.6 million and $1.3 million, respectively. The net realized and unrealized gain of $15.6 million for the quarter ended June 30, 2016 was primarily due to appreciation in the value of certain investments.

Net Increase in Net Assets Resulting From Operations

For the fiscal quarters ended June 30, 2016 and 2015, the Company had a net increase in net assets resulting from operations of $35.2 million and $17.3 million, respectively. For the same periods, earnings per average share were $0.83 and $0.41, respectively.

Liquidity and Capital Resources

As of June 30, 2016, the Company had a total of $142.1 million of unused borrowing capacity under the Company's credit facility, subject to borrowing base limits. Additionally, at June 30, 2016, SSLP had $200 million of unused borrowing capacity on the SSLP Facility, subject to borrowing base limits.

Portfolio and Asset Quality

The Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four, with 1 representing the least amount of risk.

As of June 30, 2016, the composition of our portfolio, on a risk ratings basis, was as follows:

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Internal Investment Rating  Investments at Fair Value  % of Total Portfolio
----------------------------------------------------------------------------
             1                       $167.1                   11.3%
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             2                      $1,227.6                  82.8%
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             3                        $85.6                    5.8%
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             4                        $2.4                     0.2%
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Financial Statements and Tables

                             SOLAR CAPITAL LTD.
             CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
                    (in thousands, except share amounts)

                                               June 30, 2016   December 31,
                                                (unaudited)        2015

                                               -------------  -------------
Assets
Investments at fair value:
  Companies less than 5% owned (cost:
   $1,050,816 and $926,055, respectively)      $   1,030,543  $     886,788
  Companies 5% to 25% owned (cost: $8,511 and
   $8,511, respectively)                               1,361          1,233
  Companies more than 25% owned (cost: $428,556
   and $410,142, respectively)                       450,826        424,570
                                               -------------  -------------

    Total investments (cost: $1,487,883 and
     $1,344,708, respectively)                     1,482,730      1,312,591
Cash                                                   1,522          2,587
Cash equivalents (cost: $141,988 and $274,983,
 respectively)                                       141,988        274,983
Receivable for investments sold                       14,005         11,374
Interest receivable                                   10,063          6,408
Dividends receivable                                   9,425          8,487
Prepaid expenses and other assets                      1,143            874
                                               -------------  -------------

  Total assets                                 $   1,660,876  $   1,617,304
                                               -------------  -------------

Liabilities
Revolving credit facilities                    $     347,900  $     207,900
Unsecured senior notes ($100,000 and $100,000
 face amounts, respectively, reported net of
 unamortized debt issuance costs of $2,941 and
 $2,996, respectively                                 97,059         97,004
Senior secured notes                                  75,000         75,000
Term loan                                             50,000         50,000
Distributions payable                                 16,899         16,986
Payable for investments and cash equivalents
 purchased                                           147,189        274,983
Management fee payable                                 7,179          6,523
Performance-based incentive fee payable                5,877          1,408
Administrative services expense payable                1,674          2,324
Interest payable                                       1,917          1,665
Other liabilities and accrued expenses                 1,339            813
                                               -------------  -------------

  Total liabilities                            $     752,033  $     734,606
                                               -------------  -------------

Net Assets
Common stock, par value $0.01 per share,
 200,000,000 and 200,000,000 common shares
 authorized, respectively, and 42,248,525 and
 42,464,762 shares issued and outstanding,
 respectively                                  $         422  $         425
Paid-in capital in excess of par                     990,586        993,991
Distributions in excess of net investment
 income                                              (12,943)       (15,592)
Accumulated net realized loss                        (64,069)       (64,009)
Net unrealized depreciation                           (5,153)       (32,117)
                                               -------------  -------------

  Total net assets                             $     908,843  $     882,698
                                               =============  =============

Net Asset Value Per Share                      $       21.51  $       20.79
                                               =============  =============

                             SOLAR CAPITAL LTD.
             CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
                    (in thousands, except share amounts)

                                                    Three months ended

                                               ----------------------------
                                               June 30, 2016  June 30, 2015

                                               -------------  -------------
INVESTMENT INCOME:
Interest:
  Companies less than 5% owned                 $      30,702  $      18,830
  Companies more than 25% owned                          477            683
Dividends:
  Companies less than 5% owned                            --              2
  Companies more than 25% owned                        9,866          8,459
Other income:
  Companies less than 5% owned                           299             --
  Companies more than 25% owned                           25              4
                                               -------------  -------------

    Total investment income                           41,369         27,978
                                               -------------  -------------

EXPENSES:
Management fees                                $       7,179  $       6,036
Performance-based incentive fees                       5,877             --
Interest and other credit facility expenses            5,543          3,629
Administrative services expense                        1,481          1,560
Other general and administrative expenses              1,756            762
                                               -------------  -------------

  Total expenses                                      21,836         11,987

                                               -------------  -------------

    Net investment income                      $      19,533  $      15,991
                                               -------------  -------------

REALIZED AND UNREALIZED GAIN (LOSS) ON
 INVESTMENTS, CASH EQUIVALENTS AND FOREIGN
 CURRENCIES:
Net realized gain (loss) on investments and
 cash equivalents:
  Companies less than 5% owned                 $          38  $        (452)
  Companies 5% to 25% owned                             (100)          (350)
  Companies more than 25% owned                           --             20
                                               -------------  -------------

    Net realized loss on investments and cash
     equivalents                                         (62)          (782)
Net realized gain (loss) on foreign currencies             1             --
                                               -------------  -------------

    Net realized loss                                    (61)          (782)
                                               -------------  -------------

Net change in unrealized gain (loss) on
 investments and cash equivalents                     15,704          2,063
Net change in unrealized gain (loss) on foreign
 currencies                                               (1)             4
                                               -------------  -------------

    Net change in unrealized gain (loss)              15,703          2,067
                                               -------------  -------------

      Net realized and unrealized gain (loss)
       on investments, cash equivalents and
       foreign currencies                             15,642          1,285
                                               -------------  -------------

NET INCREASE IN NET ASSETS RESULTING FROM
 OPERATIONS                                    $      35,175  $      17,276
                                               =============  =============

EARNINGS PER SHARE                             $        0.83  $        0.41
                                               =============  =============

About Solar Capital Ltd.

Solar Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in leveraged, middle market companies in the form of senior secured loans, unitranche loans, mezzanine loans, and equity securities.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements," which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

Contact
Investor Relations
(646) 308-8770